Exhibit 16



March 2, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 9 of Form
10-K of UniSource Energy Corporation and Tucson Electric
Power Company dated March 2, 1998.

Yours Truly,

DELOITTE & TOUCHE LLP

Tucson, Arizona